EXHIBIT 99

                               WESTWOOD ONE, INC.

                                  PRESS RELEASE

                                                           FOR IMMEDIATE RELEASE
                                                           CONTACT: ANDREW ZAREF
                                                           (212) 373-5311


                               WESTWOOD ONE, INC.
                  REPORTS THIRD QUARTER 2004 OPERATING RESULTS



     New York, NY -- October 29, 2004 -- Westwood One, Inc. (NYSE: WON) today reported third quarter 2004 operating results.

     Net revenues for the third quarter of 2004 were $141.4 million compared with $134.7 million for the third quarter of 2003, an increase of approximately $6.7 million, or 5.0%. Net revenues for the nine month period ended September 30, 2004 were $410.6 million compared with $393.1 million for the nine month period ended September 30, 2003, an increase of approximately $17.5, or 4.4%. The Company benefited from a 5.0% increase in net revenues derived from both local/regional and national commercial advertisements for the quarter ended September 30, 2004. The increase in net revenues associated with national commercial advertisements was primarily attributable to our exclusive broadcast of the 2004 Summer Olympic games.

     Operating income for the third quarter of 2004 was $40.4 million compared with $46.8 million in the third quarter of 2003, a decrease of approximately $6.4 million, or 13.6%. The decrease in operating income was primarily attributable to costs associated with our exclusive broadcast of the 2004 Summer Olympic games, incremental amortization expenses attributed to warrants issued with regard to our Management Agreement, increased programming and distribution costs, and higher corporate governance related expenses, which were partially offset by lower selling related expenses. In addition, during the third quarter of 2003, the Company received proceeds of $2.6 million from an insurance settlement related to claims attributable to the September 11, 2001 terrorist attacks which offset reported operating expenses for the quarter ended September 30, 2003.

     Net income for the third quarter of 2004 was $23.2 million compared with $27.7 million in the third quarter of 2003, a decrease of approximately $4.5 million, or 16.2%. Net income per diluted share decreased 11.1% to $.24 per share from $.27 per share in the third quarter of 2003.

     Shane Coppola,  President and Chief Executive Officer of Westwood One said:
"Despite an inconsistent overall advertising marketplace our local/regional businesses demonstrated consistent and improved growth. We expect our investments in our products and services to translate into growth in the fourth quarter and beyond. We continue to increase our audience and program offerings while at the same time controlling costs."

     Income tax expense in the third quarter of 2004 was $14.3 million compared with $16.5 million in the comparable 2003 period, a decrease of approximately $2.2 million, or 13.4%. The Company's effective income tax rate in the third quarter of 2004 was 37.9% compared with 37.4% in the comparable period of 2003.

     Weighted average diluted shares outstanding in the third quarter of 2004 decreased approximately 5.5% from the comparable period of the prior year. The decrease in weighted average shares outstanding was primarily attributable to the Company's stock repurchase program. In the third quarter of 2004, the
Company repurchased over 2.6 million shares of its Common Stock for approximately $58.9 million.

     Andrew Zaref, Chief Financial Officer of Westwood One said: "The recent performance of our stock price has provided us with an opportunity for continued acceleration of stock repurchases." Mr. Zaref added "at the end of the third quarter, the Company had $196.4 million available under its buy back program."

2004 Outlook

     Westwood One reiterated its previously issued 2004 annual guidance to deliver revenue growth of mid-single digits. The Company further anticipates that 2004 annual operating income before depreciation and amortization will grow at a rate in the mid to high single digits.

About Westwood One
                                                     .
     Westwood One provides over 150 news, sports, music, talk, entertainment programs, features, live events and 24/7 Formats. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides local content to the radio and TV industries including news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages traffic information centers for state and local departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 7,700 radio stations. Westwood One, Inc. is managed by Infinity Broadcasting Corporation, a wholly-owned subsidiary of Viacom Inc.

     Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases "guidance," "expect," "anticipate," "estimates" and "forecast" and similar words or expressions are intended to identify such forward-looking statements. In addition any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S. and in other countries in which Westwood One, Inc. currently does business (both general and relative to the advertising and entertainment industries); fluctuations in interest rates; changes in industry conditions; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in governmental regulations and policies and actions of regulatory bodies; changes in tax rates; changes in capital expenditure requirements and access to capital markets. Other key risks are described in the Company's reports filed with the U.S. Securities and Exchange Commission. Except as otherwise stated in this news announcement, Westwood One, Inc. does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
-----------------------------------------------------------------


     The following table sets forth the Company's Operating Income before Depreciation and Amortization for the three and nine month periods ended September 30, 2004 and 2003. The Company defines "Operating Income before Depreciation and Amortization" as net income adjusted to exclude the following line items presented in its Statement of Operations: Income taxes; Other (Income); Interest expense; and Depreciation and Amortization. While this non-Generally Accepted Accounting Principles ("GAAP") measure has been relabeled to more accurately describe in the title the method of calculation of the measure, the actual method of calculating the measure now labeled Operating Income before Depreciation and Amortization is unchanged from the method previously used to calculate the measure formerly labeled EBITDA or Operating Cash Flow in prior disclosures.

     The Company uses Operating Income before Depreciation and Amortization, among other things, to evaluate the Company's operating performance, to value prospective acquisitions, to determine compliance with debt covenants and as one of several components of incentive compensation targets for certain management personnel. This measure is among the primary measures used by management for planning and forecasting of future periods. This measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management, helps improve their ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

     Since Operating Income before Depreciation and Amortization is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. Operating Income before Depreciation and Amortization, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company's ability to fund its cash needs. As Operating Income before Depreciation and Amortization excludes certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. As required by the Securities and Exchange Commission ("SEC"), the Company provides below a reconciliation of Operating Income before Depreciation and Amortization to net income the most directly comparable amount reported under GAAP.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
-----------------------------------------------------------------
(In millions)

                                                Three Months Ended       Nine Months Ended
                                                   September 30,            September 30,
                                                ------------------       -----------------

                                                2004           2003      2004         2003
                                                ----           ----      ----         ----
      Operating income before
        depreciation  and amortization         $45.4          $49.7     $127.5       $126.3
          Depreciation and amortization          5.0            3.0       13.0          8.6
                                               -----          -----     ------       ------
      Operating Income                          40.4           46.7      114.5        117.7
          Interest Expense and Other             2.9            2.5        8.4          7.4
                                               -----          -----     ------       ------
      Income before income taxes                37.5           44.2      106.1        110.2
          Income Taxes                          14.3           16.5       40.2         41.3
                                               -----          -----     ------       ------
      Net income                               $23.2          $27.7     $ 65.9       $ 69.0
                                               =====          =====     ======       ======

     Free cash flow, which appears in the table below, is defined by the Company as net income plus depreciation and amortization less capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, repurchase its Common Stock and fund ongoing operations. As a result, free cash flow is a significant measure of the Company's ability to generate long term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

     As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company's ability to fund its cash needs. In arriving at free cash flow, the Company adjusts operating cash flow to remove the impact of cash flow timing differences to arrive at a measure which the Company believes more accurately reflects funds available for discretionary use. Specifically, the Company adjusts operating cash flow (the most directly comparable GAAP financial measure) for capital expenditures, deferred taxes and certain other non-cash items in addition to removing the impact of sources and or uses of cash resulting from changes in operating assets and liabilities. Accordingly, users of this financial information should consider the types of events and transactions which are not reflected. The Company provides below a reconciliation of free cash flow to the most directly comparable amount reported under GAAP, net cash flow provided by operating activities.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
-----------------------------------------------------------------
(In millions)

     The following table presents a reconciliation of the Company's net cash flow provided by operating activities to free cash flow:

                                                       Three Months Ended           Nine Months Ended
                                                          September 30,                September 30,
                                                       ------------------           -----------------

                                                       2004           2003         2004            2003
                                                       ----           ----         ----            ----
    Net Cash Provided by Operating Activities         $32.3          $25.9        $108.3          $94.6
    Changes in assets and liabilities
        Accounts receivable                            (1.3)           6.5         (11.7)          (7.5)
        Prepaid and other assets                        1.1            3.8          (3.0)          (1.7)
        Deferred revenue                                0.9            1.5           0.4            0.9
        Income taxes payable                           (1.3)           0.4          (8.0)          (1.4)
        Accounts payable and accrued and other
           liabilities                                  1.5           (8.9)         (1.0)          (3.7)
        Amounts payable to related parties             (3.9)           2.6          (4.1)          (0.1)
    Adjustments to reconcile net income to net
           cash provided by operating activities:
        Deferred taxes                                 (1.0)          (1.0)         (1.3)          (3.0)
        Amortization of deferred financing
           costs                                       (0.1)          (0.2)         (0.6)          (0.5)
    Capital Expenditures                               (2.6)          (1.0)         (5.0)          (3.3)
                                                      -----          -----         -----          -----
    Free Cash Flow                                    $25.6          $29.6         $74.0          $74.3
                                                      =====          =====         =====          =====

                               WESTWOOD ONE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                    (In thousands, except per share amounts)


                                                               Three Months Ended           Nine Months Ended
                                                                  September 30,                September 30,
                                                               2004           2003          2004          2003
                                                               ----           ----          ----          ----

     NET REVENUES                                           $ 141,422      $ 134,680     $ 410,615     $ 393,150
                                                            ---------      ---------     ---------     ---------

     Operating Costs                                           94,162         83,274       277,419       261,830
     Depreciation and Amortization                              4,964          2,889        13,074         8,629
     Corporate General and Administrative Expenses              1,877          1,735         5,653         5,026
                                                            ---------      ---------     ---------     ---------
                                                              101,003         87,898       296,146       275,485
                                                            ---------      ---------     ---------     ---------

     OPERATING INCOME                                          40,419         46,782       114,469       117,665
     Interest Expense                                           2,911          2,546         8,528         7,493
     Other (Income) Expense                                       (41)            (8)         (114)          (44
                                                            ---------      ---------      --------     ---------

     INCOME BEFORE INCOME TAXES                                37,549         44,244       106,055       110,216
     INCOME TAXES                                              14,313         16,534        40,166        41,256
                                                            ---------      ---------      --------      --------

     NET INCOME                                              $ 23,236       $ 27,710      $ 65,889      $ 68,960
                                                            =========       ========      ========      ========

     EARNINGS PER SHARE:
        BASIC                                                    0.24           0.28          0.67          0.68
                                                            =========       ========      ========      ========

        DILUTED                                                  0.24           0.27          0.66          0.66
                                                            =========       ========      ========      ========

     WEIGHTED AVERAGE SHARES OUTSTANDING:
        BASIC                                                  96,457        100,575        97,806       101,803
                                                            =========       ========      ========      ========

        DILUTED                                                97,224        102,868        99,101       104,232
                                                            =========       ========      ========      ========

                               WESTWOOD ONE, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                                       September 30,           December 31,
                                                                           2004                    2003
                                                                           ----                    ----
                                                                        (Unaudited)

   ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                          $     9,188             $     8,665
  Accounts receivable, net of allowance for doubtful accounts
     of $3,019 (2004) and $4,334 (2003)                                  124,051                 135,720
  Prepaid and other assets                                                27,188                  21,110
                                                                       ---------               ---------
                Total Current Assets                                     160,427                 165,495
PROPERTY AND EQUIPMENT, NET                                               49,151                  50,562
GOODWILL                                                                 990,472                 990,472
INTANGIBLE ASSETS, NET                                                     6,469                   7,626
OTHER ASSETS                                                              39,265                  47,879
                                                                     -----------             -----------
               TOTAL ASSETS                                          $ 1,245,784             $ 1,262,034
                                                                     ===========             ===========

          LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                        15,164                  13,136
  Amounts payable to related parties                                      22,821                  18,680
  Deferred revenue                                                        11,831                  12,215
  Income taxes payable                                                       -                     3,760
  Accrued expenses and other liabilities                                  31,125                  32,082
                                                                    ------------             -----------
             Total Current Liabilities                                    80,941                  79,873
LONG-TERM DEBT                                                           343,952                 300,366
DEFERRED INCOME TAXES                                                     40,126                  36,902
OTHER LIABILITIES                                                          8,465                   8,943
                                                                    ------------             -----------
               TOTAL LIABILITIES                                         473,484                 426,084
                                                                    ------------             -----------

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
  Preferred stock: authorized 10,000 shares, none outstanding                -                       -
  Common stock, $.01 par value: authorized,  261,715 shares;
    issued and outstanding, 95,720 (2004) and 99,057 (2003)                  957                     991
  Class B stock, $.01 par value: authorized,  3,000 shares:
    issued and outstanding, 292 (2004) and 704 (2003)                          3                       7
  Additional paid-in capital                                             388,180                 517,132
  Accumulated earnings                                                   384,909                 319,020
                                                                    ------------             -----------
                                                                         774,049                 837,150

  Less treasury stock, at cost;  90 (2004) and 35 (2003) shares           (1,749)                 (1,200
                                                                    ------------             -----------

               TOTAL SHAREHOLDERS' EQUITY                                772,300                 835,950
                                                                    ------------             -----------

               TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $  1,245,784             $ 1,262,034
                                                                    ============             ===========
